UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2005

PEDIATRIX MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace
Sunrise, Florida 33323

(Address of principal executive office)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 18, 2005, Pediatrix Medical Group, Inc. (“Pediatrix” or the “Company”) paid Roger J. Medel, the Company’s Chief Executive Officer, and on February 28, 2005, Pediatrix paid Joseph M. Calabro, the Company’s President and Chief Operating Officer, Karl B. Wagner, the Company’s Chief Financial Officer and Treasurer and Thomas W. Hawkins, the Company’s Senior Vice President, General Counsel and Secretary, cash bonuses for 2004. Dr. Medel and Messrs. Calabro, Wagner, and Hawkins each received performance bonuses under Pediatrix’s 2004 Incentive Compensation Plan based upon previously determined performance criteria adopted by Pediatrix’s Compensation Committee of the Board of Directors. In addition, Dr. Medel and Messrs. Calabro, Wagner, and Hawkins received discretionary bonuses in the amount of $151,875, $101,250, $84,375, and $78,750, respectively. Together, the aggregate of the performance bonus and discretionary bonus paid to each executive officer, amounted to significantly less than the targeted 100% of such executive officer’s base salary.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.
Date: March 1, 2005	By:	_/s/ Karl B. Wagner
		Name:	Karl B. Wagner
		Title:	Chief Financial Officer

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